Exhibit 3.64

BY-LAWS OF
QUANTITUDE SERVICES, INC.

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ARTICLE I.
CORPORATE OFFICES

Section 1.               Registered Office. The registered office of the Corporation in the State of Delaware is hereby located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

Section 2.               Principal Office. The principal office of the Corporation is hereby located at 11551 East Arapahoe, Englewood, Colorado 80112. The Board of Directors (herein referred to as the “Board”) is hereby granted the full power and authority, by a resolution of a majority of the directors, to change the principal office from one location to another. Any such change shall be noted in these by-laws opposite this section, and this section may be amended to state the new location.

Section 3.               Other Offices. The Corporation may establish any additional offices, at any place or places as the Board may designate, or as the business of the Corporation shall require.

ARTICLE II.
MEETINGS OF SHAREHOLDERS

Section 1.               Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors, or by the Chairman of the Board, the President or the Secretary in the absence of a designation by the Board of Directors, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.               Annual Meeting. An annual meeting of the stockholders, shall be held at such date and time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect by a plurality vote the directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

Section 3.               Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by Certificate of Incorporation, may be called by the Board of Directors, the Chairman of the Board or the President.

Section 4.               Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law.

Section 5.               Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 6.               Voting. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 7.               Action Without Meeting. Any action required to be taken, or that may be taken, at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action to be taken, shall have been signed by the holders of outstanding stock, eligible to vote on such action, having not less than the minimum number of votes of each class of stock that would be necessary to authorize or take such action at a meeting at which all shares of each class of stock entitled to vote thereon were present and voted.

ARTICLE III.
DIRECTORS

Section 1.               Number and Qualification. The number of directors shall consist of one or more members and shall be fixed from time to time by a majority of the Board of Directors (the “Board”). A director need not be a stockholder.

Section 2.               Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 3.               Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on 12 hours’ written notice to each director by whom such notice is not waived, given either personally or by mail or telegram, and shall be called by the President or the Secretary.

Section 4.               Term. A director shall be elected at the annual meeting and shall hold office for one year or until his or her successor is elected or until his or her resignation, removal from office or death before the end of his or her term. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by such decrease.

Section 5.               Vacancies and New Directorship. Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of the stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, except as required by law.

Section 6.               Quorum. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.               Compensation. A director shall receive no compensation for his or her services as such.

Section 8.               Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE IV.
OFFICERS

Section 1.               Officers. The officers of the Corporation shall consist of a Chairman, a Chief Executive Officer, a President, a Treasurer or Chief Financial Officer and a Secretary. The Corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

Section 2.               Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

Section 3.               Subordinate Officers. The Board may appoint, and may empower the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these by-laws or as the Board or Chief Executive Officer may from time to time determine.

Section 4.               Removal and Resignation of Officers. Without prejudice to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board, at any regular or special meeting of the Board, or by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.               Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these by-laws for regular election or appointment to such office.

Section 6.               Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board.

Section 7.               Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, the Chief Executive Officer, if such an officer be elected, shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The Chief Executive Officer shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board.

Section 8.               President. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board and the Chief Executive Officer, if there be such officers, the President shall be the chief operating officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Corporation (other than the Chairman and Chief Executive Officer). The President shall preside at all meetings of the stockholders in the absence of the Chairman and the Chief Executive Officer, and, in the absence of the Chairman and the Chief Executive Officer, at all meetings of the Board. The President shall have the general powers and duties of management usually vested in the office of president and general manager of a Corporation, and shall have such other powers and duties as may be prescribed by the Board and the Chief Executive Officer.

Section 9.               Vice Presidents. In the absence or disability of the Chairman, the Chief Executive Officer and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board shall perform all the duties of such officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, such offices. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Chief Executive Officer or the President.

Section 10.             Secretary. The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required by the by-laws or by law to be given, and he shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 11.             Treasurer or Chief Financial Officer. The Treasurer or Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these by-laws required to be sent to them. The books of account shall at all reasonable times be open to inspection by any director.

The Treasurer or Chief Financial Officer shall deposit all monies and other valuables in the name or to the credit of the Corporation with such depositories as may be designated by the Board. The Treasurer or Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions undertaken as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 12.             Execution of Documents. The Chairman of the Board, Chief Executive Officer and President shall have, and each of them is hereby given, full power and authority to execute all contracts, agreements, obligations, applications, consents, powers of attorney and other instruments made or incurred in the ordinary course of the Corporation’s business, and all duly authorized deeds, other conveyances and other instruments, including those required to be under the seal of the Corporation, except where required by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In addition, the Chairman of the Board, President and Chief Executive Officer may delegate to other officers, employees, or agents of the Corporation the power and authority to execute on behalf of the Corporation contracts, agreements and other instruments made in the ordinary course of business, with such limitations as the Chairman of the Board, President and Chief Executive Officer may specify; such authority so delegated by the Chairman of the Board, President and Chief Executive Officer shall not be re-delegated by the persons to whom such execution authority shall have been delegated.

Section 13.             Compensation. No officer shall receive compensation for his or her services as such unless expressly provided for in a resolution of the Board of Directors. Reasonable expenses related to the business of the Corporation shall be reimbursed.

ARTICLE V.
STOCK

Section 1.               Certificates. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder’s name and the number of shares and shall be signed by, or in the name of the Corporation by the Chairman of the Board or the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

Section 2.               Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.               Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

ARTICLE VI.
GENERAL

Section 1.               Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year.

Section 2.               Indemnification. Each person who (a) is or was or had agreed to become a director, officer, employee or agent of the Corporation or, at the request of the Corporation, a director, officer, employee or agent of another Corporation, partnership, limited liability corporation, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), and (b) is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, shall be entitled to (i) indemnification by the Corporation to the full extent permitted by the Laws of the State of Delaware or any other applicable laws as presently or hereafter in effect and (ii) the advancement of expenses related to the defense of any such action, suit or proceeding upon delivery to the Corporation of an undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Without limiting the generality or effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Section 2. No amendment to or repeal of this Section 2 shall apply to or have any effect on the right to indemnification permitted or authorized hereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

Section 3.               Stock of Other Corporations. Each of the Chairman, Chief Executive Officer and President may vote shares of other Corporations’ capital stock which are owned by the Corporation. Such votes may be cast in person, by any proxy or proxies satisfactory to the officer appointing the same, or by signature, on behalf of the Corporation, of a consent in writing setting forth action in lieu of action which could be taken at a meeting of shareholders.

Section 4.               Gender. Throughout these regulations words denoting the masculine gender include the feminine gender.

ARTICLE VII.
AMENDMENTS

Section 1.               Amendments. These by-laws may be altered, amended or repealed, or new by-laws may be adopted, by the stockholders or by the Board of Directors.